 EXHIBIT 99.1

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

OREGON DIVISION OF FINANCE AND CORPORATE SECURITIES

SALEM, OREGON

In the Matter of PREMIERWEST BANK MEDFORD, OREGON (INSURED STATE NONMEMBER BANK)	) ) ) ) ) ) ) ) )	CONSENT ORDER FDIC-10-105b

The Federal Deposit Insurance Corporation ("FDIC") is the appropriate Federal banking agency for PremierWest Bank, Medford, Oregon ("Bank") under Section 3(q) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. § 1813(q)(3). The Oregon Division of Finance and Corporate Securities ("DFCS") is the appropriate State banking agency for the Bank under Chapter 706 of the Oregon Revised Statutes ("ORS").

The Bank, by and through its duly elected and acting Board of Directors ("Board"), has executed a Stipulation to the Issuance of a Consent Order ("Stipulation"), dated March 25, 2010, that is accepted by the FDIC and the DFCS. With the Stipulation, the Bank has consented, without admitting or denying any charges of unsafe or unsound banking practices relating to management, capital, asset quality, loans, liquidity, and brokered deposits, to the issuance of this Consent Order ("Order") by the FDIC and the DFCS pursuant to Section 8(b)(1) of the FDI Act, and ORS § 706.580.

Having determined that the requirements for issuance of an order under Section 8(b) of the FDI Act, 12 U.S.C. § 1818(b), and ORS § 706.580 have been satisfied, the FDIC and the DFCS hereby order that:

1.       The Bank shall have and retain qualified management.

(a)           Each member of management shall have qualifications and experience commensurate with his or her duties and responsibilities at the Bank. Management shall include the following: (i) a chief executive officer with proven ability in managing a bank of comparable size and risk profile; (ii) a chief financial officer with proven ability in all aspects of financial management; and (iii) a senior lending officer with significant lending, collection, and loan supervision experience and experience in upgrading a low quality loan portfolio. Each member of management shall be provided appropriate written authority from the Board to implement the provisions of this Order.

(b)           The qualifications of management shall be assessed on its ability to:

(i)            comply with the requirements of this Order;

(ii)           operate the Bank in a safe and sound manner;

(iii)           comply with applicable laws and regulations; and

(iv)         restore all aspects of the Bank to a safe and sound condition, including asset quality, capital adequacy, earnings, management effectiveness, liquidity, and sensitivity to market risk.

(c)           During the life of this Order, the Bank shall notify the Regional Director of the FDIC's San Francisco Regional Office ("Regional Director") and the Administrator of the Oregon Division of Finance and Corporate Securities ("Administrator") in writing when it proposes to add or replace any individual on the Board, or employ any individual to serve as a senior executive officer, or change the responsibilities of any existing senior executive officer to include the responsibilities of another senior executive officer position. The term "senior executive officer" shall have the same meaning ascribed to it in Part 303 of the FDIC's Rules and Regulations, 12 C.F.R. § 303.101. The notification shall include a completed Interagency Biographical and Financial Report and Interagency Change in Director or Senior Executive Officer and must be received at least 30 days before the addition, employment or change of responsibilities is intended to become effective.

The Regional Director and the Administrator shall have the power under the authority of this Order to disapprove the addition, employment or change of responsibilities of any proposed officer or director.

(d)     The requirement to submit information and the prior disapproval provisions of this paragraph are based upon the authority of 12 U.S.C. § 1818(b) and do not require the Regional Director and the Administrator to complete their review and act on any such information or authority within 30 days, or any other timeframe. The Bank shall not add, employ or change the responsibilities of any proposed director or senior executive officer until such time as the Regional Director and the Administrator have completed their review.

2.       Within 30 days from the effective date of this Order, the Board shall increase its participation in the affairs of the Bank, assuming full responsibility for the approval of sound policies and objectives and for the supervision of all of the Bank's activities, consistent with the role and expertise commonly expected for directors of banks of comparable size. This participation shall include meetings to be held no less frequently than monthly at which, at a minimum, the following areas shall be reviewed and approved: reports of income and expenses; new, overdue, renewal, insider, charged-off, and recovered loans; investment activity; liquidity and funds managements activities; operating policies; and individual committee actions. The Board minutes shall document these reviews and approvals, including the names of any dissenting directors.

3.         (a)        Within 180 days from the effective date of this Order, the Bank shall increase and thereafter maintain its Tier 1 capital in such an amount to ensure that the Bank's leverage ratio equals or exceeds 10 percent.

(b)                Within 60 days from the effective date of this Order, the Bank shall develop and adopt a plan to meet and maintain the capital requirements of this Order and to comply with the FDIC's Statement of Policy on Risk-Based Capital contained in Appendix A to Part 325 of the FDIC's Rules and Regulations, 12 C.F.R. Part 325, Appendix A. Such plan and its implementation shall be in a form and manner acceptable to the Regional Director and the Administrator as determined at subsequent examinations and/or visitations.

(c)                The level of capital to be maintained during the life of this Order shall be in addition to a fully funded allowance for loan and lease losses (ALLL), the adequacy of which shall be satisfactory to the Regional Director and the Administrator as determined at subsequent examinations and/or visitations. Any increase in Tier 1 capital necessary to meet the requirements of this paragraph may not be accomplished through a deduction from the Bank's ALLL.

(d)                If all or part of the increase in capital required by this Order is accomplished by the sale of new securities, the Board shall adopt and implement a plan for the sale of such additional securities, including the voting of any shares owned or proxies held or controlled by them in favor of the plan. Should the implementation of the plan involve a public distribution of the Bank's securities (including a distribution limited only to the Bank's existing shareholders), the Bank shall prepare offering materials fully describing the securities being offered, including an accurate description of the financial condition of the Bank and the circumstances giving rise to the offering, and any other material disclosures necessary to comply with the Federal securities laws. Prior to the implementation of the plan and, in any event, not less than 20 days prior to the dissemination of such materials, the plan and any materials used in the sale of the securities shall be submitted to the FDIC, Registration, Disclosure and Securities Unit, 550 17th St. N.W., Washington, D.C. 20429, for review. Any changes requested by the FDIC shall be made prior to dissemination. If the increase in capital is provided by the sale of noncumulative perpetual preferred stock, then all terms and conditions of the issue, including but not limited to those terms and conditions relative to interest rate and convertibility factor, shall be presented to the Regional Director and the Administrator for prior approval.

(e)                In complying with the provisions of this paragraph, the Bank shall provide to any subscriber and/or purchaser of the Bank's securities, a written notice of any planned or existing development or other changes which are materially different from the information reflected in any offering materials used in connection with the sale of Bank securities. The written notice required by this paragraph shall be furnished within 10 days from the date such material development or change was planned or occurred, whichever is earlier, and shall be furnished to every subscriber and/or purchaser of the Bank's securities who received or was tendered the information contained in the Bank's original offering materials.

(f)                 For the purposes of this Order, the terms "leverage ratio", "Tier 1 capital" and "total risk-based capital ratio" shall have, the meanings ascribed to them in Part 325 of the FDIC's Rules and Regulations, 12 C.F.R. §§ 325.2(m), 325.2(v), 325.2(y), and Appendix A.

4.                   The Bank shall not pay cash dividends or make any other payments to its shareholders without the prior written consent of the Regional Director and the Administrator.

5.                   (a)        Within 10 days from the effective date of this Order, the Bank shall eliminate from its books, by charge-off or collection, all assets classified "Loss" in the Report of Examination (ROE) that have not been previously collected or charged off. Elimination of these assets through proceeds of other loans made by the Bank is not considered collection for the purpose of this paragraph.

(b)                Within 210 days from the effective date of this Order, the Bank shall have reduced the assets classified "Substandard" in the ROE, that have not previously been charged off to not more than 100 percent of the Bank's Tier 1 capital and ALLL.

(c)                Within 360 days from the effective date of this Order, the Bank shall have reduced the assets classified "Substandard" in the ROE, that have not previously been charged off to not more than 70 percent of the Bank's Tier 1 capital and ALLL.

(d)                The requirements of this paragraph are not to be construed as standards for future operations and, in addition to the foregoing, the Bank shall eventually reduce the total of all adversely classified assets. Reduction of these assets through proceeds of other loans made by the Bank is not considered collection for the purpose of this paragraph. As used in this paragraph the word "reduce" means:

(i)            to collect;

(ii)           to charge-off; or

(iii)         to sufficiently improve the quality of assets adversely classified to warrant removing any adverse classification, as determined by the FDIC and the DFCS.

6.         (a)        During the life of this Order, the Bank shall maintain an adequate ALLL.

(b) Additionally, within 30 days from the effective date of this Order, the Board shall develop or revise, adopt and implement a comprehensive policy for determining the adequacy of the ALLL. For the purpose of this determination, the adequacy of the reserve shall be determined after the charge-off of all loans or other items classified "Loss." The policy shall provide for a review of the ALLL at least once each calendar quarter. Said review shall be completed in order that the findings of the Board with respect to the ALLL are properly reported in the quarterly Reports of Condition and Income. The review shall focus on the results of the Bank's internal loan review, loan loss experience, trends of delinquent and non-accrual loans, an estimate of potential loss exposure of significant credits, concentrations of credit, and present and prospective economic conditions. A deficiency in the ALLL shall be remedied in the calendar quarter it is discovered, prior to submitting the Report of Condition, by a charge to current operating earnings. The minutes of the Board meeting at which such review is undertaken shall indicate the results of the review.

Upon completion of the review, the Bank shall increase and maintain its ALLL consistent with the ALLL policy established. Such policy and its implementation shall be satisfactory to the Regional Director and the Administrator as determined at subsequent examinations and/or visitations.

7.            (a)        Beginning with the effective date of this Order, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who has a loan or other extension of credit from the Bank that has been charged off or classified, in whole or in part, "Loss" and is uncollected. This paragraph shall not prohibit the Bank from renewing or extending the maturity of any credit in accordance with the Financial Accounting Standards Board Statement Number 15 ("FASB 15").

(b)        Beginning with the effective date of this Order, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who has a loan or other extension of credit from the Bank that has been classified, in whole or part, "Doubtful" or Substandard" without the prior approval of a majority of the Board or loan committee of the Bank. The Board and loan committee shall not approve any extension of credit or additional credit to such borrowers without first collecting in cash all past due interest.

8.            Within 60 days from the effective date of this Order, the Bank shall develop or revise, adopt, and implement a written plan, approved by its Board and acceptable to the Regional Director and the Administrator for systematically reducing the amount of loans or other extensions of credit advanced, directly or indirectly, to or for the benefit of, any borrowers in the "Commercial Real Estate" Concentration. Such plan shall be in conformance with Appendix A of Part 365 of the FDIC's Rules and Regulations, 12 C.F.R. Part 365, Appendix A; and Financial Institution Letter (FIL)-104-2006, Commercial Real Estate Lending Joint Guidance, dated December 12, 2006.

9.         (a)        Within 60 days from the effective date of this Order, the Bank shall develop or revise, adopt, and implement written lending and collection policies to provide effective guidance and control over the Bank's lending function. Such policies and their implementation shall be satisfactory to the Regional Director and the Administrator as determined at subsequent examinations and/or visitations.

(b)        The initial revisions to the Bank's loan policy and practices required by this paragraph shall, at a minimum, include the following:

(i)            provisions, consistent with the FDIC's instructions for the preparation of Reports of Condition and Income, under which the accrual of interest income is discontinued and previously accrued interest is reversed on delinquent loans;

(ii)           provisions that prohibit the capitalization of interest or loan-related expense unless the Board supports in writing and records in the minutes of the corresponding Board meeting why an exception thereto is in the best interests of the Bank;

(iii)          provisions which require complete loan documentation, realistic repayment terms, and current credit information adequate to support the outstanding indebtedness of the borrower. Such documentation shall include current financial information, profit and loss statements or copies of tax returns and cash flow projections;

(iv)         provisions which incorporate limitations on the amount that can be loaned in relation to established collateral values;

(v)          provisions that specify the circumstances and conditions under which real estate appraisals must be conducted by an independent third party;

(vi)         provisions that establish standards for unsecured credit;

(vii)        provisions that establish officer lending limits;

(viii)       provisions that require extensions of credit to any of the Bank's executive officers, directors, or principal shareholders, or to any related interest of such persons, to be approved in advance by a majority of the entire Board in accordance with section 215.4(b) of Regulation O of the Board of Governors of the Federal Reserve System, 12 C.F.R. § 215.4(b);

(ix)         provisions that prohibit concentrations of credit in excess of 25 percent of the Bank's total equity capital and reserves to any borrower and that borrower's related interests;

(x)          provisions that require the preparation of a loan "watch list" which shall include relevant information on all loans in excess of $50,000 which are classified "Substandard" and "Doubtful" in the ROE, or by the FDIC or DFCS in subsequent Reports of Examination and all other loans which warrant individual review and consideration by the Board as determined by the loan committee or active management. The loan "watch list" shall be presented to the Board for review at least monthly with such review noted in the minutes;

(xi)         provisions that require an accurate internal grading system;

(xii)        provisions that require independent loan review; and

(xiii)       the Board shall adopt procedures whereby officer compliance with the revised loan policy is monitored and responsibility for exceptions thereto assigned. The procedures adopted shall be reflected in minutes of a Board meeting at which all members are present and the vote of each is noted.

10.               Within 60 days from the effective date of this Order, the Bank shall develop or revise, adopt, and implement a written liquidity and funds management policy that adequately addresses liquidity needs and appropriately reduces its reliance on non-core funding sources. Such policy and its implementation shall be satisfactory to the Regional Director and the Administrator as determined at subsequent examinations and/or visitations.

11.               Within 60 days from the effective date of this Order, the Bank shall develop or revise, adopt, and implement a written three-year strategic plan. Such plan shall be submitted to the Regional Director and the Administrator and shall include specific goals for the dollar volume of total loans, total investment securities, and total deposits as of year-end 2010, 2011, and 2012. For each time frame, the plan will also specify:

(a)                the anticipated average maturity and average yield on loans and securities;

(b)                the average maturity and average cost of deposits;

(c)          the level of earning assets as a percentage of total assets; and

(d)          the ratio of net interest income to average earning assets.

Such plan and its implementation shall be satisfactory to the Regional Director and the Administrator as determined at subsequent examinations and/or visitations.

12.          (a)        During the life of this Order, the Bank shall comply with the provisions of section 337.6 of the FDIC's Rules and Regulations, 12 C.F.R. § 337.6.

(b)        Within 60 days from the effective date of this Order the Bank shall submit to the Regional Director and the Administrator a written plan for eliminating its reliance on brokered deposits. The plan shall contain details as to the current composition of brokered deposits by maturity and explain the means by which such deposits will be reduced. For purposes of this Order, brokered deposits are defined as described in section 337.6(a)(2) of the FDIC's Rules and Regulations, 12 C.F.R. § 337.6(a)(2). Such plan and its implementation shall be satisfactory to the Regional Director and the Administrator as determined at subsequent examinations and/or visitations.

13.              Within 30 days of the end of the first quarter following the effective date of this Order, and within 30 days of the end of each quarter thereafter, the Bank shall furnish written progress reports to the Regional Director and the Administrator detailing the form and manner of any actions taken to secure compliance with this Order and the results thereof. Such reports shall include a copy of the Bank's Reports of Condition and Income. Such reports may be discontinued when the corrections required by this Order have been accomplished and the Regional Director and the Administrator have released the Bank in writing from making further reports.

14.              Following the effective date of this Order, the Bank shall provide a copy of the Order or otherwise furnish a description of the Order to its shareholder(s) in conjunction with:

(a)                the Bank's next shareholder communication; and

(b)                the notice or proxy statement preceding the Bank's next shareholder meeting.

The description shall fully describe the Order in all material respects. The description and any accompanying communication, statement, or notice shall be sent to the FDIC, Division of Supervision and Consumer Protection, Accounting and Securities Disclosure Section, 550 17th Street, N.W., Washington, D.C. 20429, at least 20 days prior to dissemination to shareholders. Any changes requested to be made by the FDIC shall be made prior to dissemination of the description, communication, notice, or statement.

The provisions of this Order shall not bar, estop, or otherwise prevent the FDIC, the DFCS, or any other federal or state agency or department from taking any other action against the Bank or any of the Bank's current or former institution-affiliated parties, as that term is defined in Section 3(u) of the FDI Act, 12 U.S.C. § 1813(u).

This Order will become effective upon its issuance by the FDIC and the DFCS.

The provisions of this Order shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.

The provision of this Order shall remain effective and enforceable except to the extent that and until such time as any provision has been modified, terminated, suspended, or set aside by the FDIC and the DFCS.

Issued pursuant to delegated authority

Dated at San Francisco, California, this 6th day of April, 2010.

/s/ J. George Doerr J. George Doerr Deputy Regional Director Risk Management Division of Supervision and Consumer Protection San Francisco Region Federal Deposit Insurance Corporation	/s/ David Tatman David C. Tatman Administrator Oregon Division of Finance and Corporate Securities